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                                                                   Exhibit 10.01


                                                                 October 9, 1997


Mr. Morton E. David
33 Stonebridge Road
Montclair, N. J. 07042


RE:  Amended and Restated Employment Agreement effective as of
     May 1, 1996 ("Employment Agreement")


Dear Mort:

     This letter agreement, when executed by you, will amend the Employment Agreement in the manner specified below.


1.  Termination of Employment:  In accordance with the resolution of the Board
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    of Directors dated August 12, 1997, Franklin has terminated your employment without cause pursuant to Section 7B of the Employment Agreement, which termination shall be effective on February 28, 1998.

2.  Waiver:  You hereby waive any rights you may have to terminate your
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    employment pursuant to Section 7C of the Employment Agreement. You also hereby waive any rights you may have under Franklin's by-laws as a result of, or in connection with, Franklin's implementation of a management committee, comprised of the four current senior executive officers of Franklin (other than you), which management committee shall run the day to day operations of Franklin from the date hereof.

3.  New Products:  For two years from the date of this letter, Franklin hereby
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    agrees to send to you two samples of each new hand-held product sold by
    Franklin on or within a reasonable time after the date of first shipment of such product to retailers. Franklin also hereby agrees to sell reasonable numbers of its hand-held products to you at "Friends of Franklin" pricing during the Consulting Period (as defined in the Employment Agreement).

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4.  Post-Termination Payments:  Franklin hereby agrees to issue separate checks
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    to you on a monthly basis for payments due to you on and after March 1, 1998 under Section 3 of the Employment Agreement relating to the Supplemental Executive Retirement Plan and Section 4 of the Employment Agreement relating to the Consulting Period.

5.  Resignations:  You hereby resign from each and every directorship and
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    officership of  Franklin and each of its subsidiaries or joint venture companies, which resignations shall be effective on February 28, 1998.

6.  Press Release:  You hereby agree to Franklin's issuance of a press release
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    relating to the matters set forth herein substantially in the form attached hereto as Exhibit A.

7.  Releases:  (a) You hereby release Franklin, its subsidiaries, and its and
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    their directors, officers, employees and agents from any claims arising in any way in connection with your employment with Franklin. Franklin hereby releases you from any claims arising in any way in connection with your employment with Franklin.

               (b) Franklin hereby waives its right to offset any amount claimed by Franklin as due to Franklin from you from any amount payable to you under the Employment Agreement.

               (c) Each party hereby agrees that, should any litigation be commenced in connection with any dispute arising under the Employment Agreement as hereby amended, the losing party to such litigation shall reimburse the winning party's reasonable attorneys' fees in connection with such litigation.

8.  Stock Options:  Notwithstanding anything to the contrary in the Employment
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    Agreement, Franklin hereby agrees that any employee stock options granted to you which have not expired on the date that the Consulting Period begins shall remain exercisable through the earlier to occur of the normal expiration date of such options or the end of the Consulting Period.


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     The Employment Agreement as hereby amended shall remain in full force and effect.

     If the terms set forth in this letter agreement are acceptable to you, please sign the copy attached and return that executed copy to me no later than the close of business on October 17, 1997.

                                                      Very truly yours,



                                                      Gregory J. Winsky
                                                      Senior Vice President

GJW/jos

ACCEPTED BY:

_____________________
Morton E. David


Date: _______________